Dreyfus Investment Funds (the “Trust”)

Dreyfus/The Boston Company Emerging Markets Core Equity Fund
Dreyfus/The Boston Company International Core Equity Fund
Dreyfus/The Boston Company International Small Cap Fund
Dreyfus/The Boston Company Large Cap Core Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
Dreyfus/The Boston Company small Cap Value Fund
Dreyfus/The Boston Company Small Cap Value Fund II
Dreyfus/The Boston Company Small/Mid Growth Fund
Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Dreyfus/Newton International Equity Fund
(each, a “Fund” and, collectively, the “Funds”)

Sub-Item 77Q1(a)

     Effective December 1, 2008, the Trust changed its name from "Mellon Institutional Funds Investment Trust" to its current name, Dreyfus Investment Funds, and the Funds changed their names as follows:

Prior Name	New Name
The Boston Company Emerging Markets Core	Dreyfus/The Boston Company Emerging Markets Core
Equity Fund	Equity Fund
The Boston Company International Core Equity	Dreyfus/The Boston Company International Core
Fund	Equity Fund
The Boston Company International Small Cap	Dreyfus/The Boston Company International Small Cap
Fund	Fund
The Boston Company Large Cap Core Fund	Dreyfus/The Boston Company Large Cap Core Fund
The Boston Company Small Cap Growth Fund	Dreyfus/The Boston Company Small Cap Growth Fund
The Boston Company Small Cap Tax-Sensitive	Dreyfus/The Boston Company Small Cap Tax-Sensitive
Equity Fund	Equity Fund
The Boston Company small Cap Value Fund	Dreyfus/The Boston Company small Cap Value Fund
The Boston Company Small Cap Value Fund II	Dreyfus/The Boston Company Small Cap Value Fund II
The Boston Company Small/Mid Growth Fund	Dreyfus/The Boston Company Small/Mid Growth Fund

Standish Intermediate Tax Exempt Bond Fund	Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Newton International Equity Fund	Dreyfus/Newton International Equity Fund

     These changes, with respect to each Fund, were reflected in Post Effective Amendment No. 137 to the Trust’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 30, 2009.

Sub-Item 77Q1(e)

     Since the last N-SAR filing of the Funds for the period ended September 30, 2008, the Trust entered into new investment advisory agreements between the Trust and The Dreyfus Corporation, relating to each Fund, effective December 1, 2008 (the “Agreements”).

     Subsequently, with respect to each Fund except Dreyfus/Newton International Equity Fund, the Agreements were amended on February 9, 2009 to change the re-approval dates of each Agreement (the “Amended Agreements”). Each Amended Agreement is incorporated by reference to Exhibits (D) of Post-Effective Amendment No. 135 to the Registrant’s Registration Statement on Form N-1A, filed on February 24, 2009.